UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2811 Cahuenga Blvd West Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code; (323) 472-5461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

We have prepared an interim unaudited consolidated balance sheet of Mandalay Digital Group, Inc. (the “Company”) and subsidiaries as of April 30, 2013 solely to demonstrate compliance with the minimum shareholders’ equity initial listing standards of The Nasdaq Stock Market. The unaudited consolidated balance sheet as of April 30, 2013 speaks only as of its date. The unaudited consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), except it does not contain footnotes or other disclosures required by GAAP and is not accompanied by any statement of results of operations or cash flows or statement of equity, as would be required by the rules and regulations of the Securities and Exchange Commission (“SEC”) for quarterly financial statements. The balance sheet, in the opinion of management, includes all adjustments necessary for a fair statement of the financial position of the Company as of April 30, 2013, but for the reasons noted should not be considered a substitute for a quarterly financial reporting package. The Company’s regularly scheduled report on Form 10-K for the fiscal year ending March 31, 2013 is due to be filed by the Company on or before July 1, 2013. The unaudited consolidated balance sheet, as presented below, should be read in conjunction with the audited financial statements, notes, and risk factors disclosed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and quarterly reports on Form 10-Q filed since such Form 10-K.

In addition to the effects of results of operations for the four month period ending April 30, 2013, which as noted above are not presented with this balance sheet or in this Current Report on Form 8-K, the balance sheet reflects the following previously disclosed transactions:

Equity Financings. During the four month period ending April 30, 2013, the Company received an aggregate of $1,500,000 for the issuance of 2,142,858 shares of its common stock in three separate transactions with accredited investors, including, in two of the transactions, members of its Board of Directors. In connection with the sale of its common stock under these transactions, the Company also issued warrants to purchase 535,713 shares of common stock at a price of $0.70 (on a pre-split adjusted basis). The Company recorded the value of the amounts received as Shareholders’ Equity.

On April 12, 2013, the Company effected the acquisition of MIA pursuant to a Stock Purchase Agreement entered into with MIA’s shareholders. The aggregate purchase price was AUD$7,000,000, subject to certain adjustments as set forth in the Stock Purchase Agreement. The purchase price was comprised of (i) cash in the amount of AUD$1,220,000, (ii) 5,055,822 shares of common stock of the Company and (iii) a promissory note issued by Digital Turbine Australia in the principal amount of AUD$2,280,000 (the “DT Australia Note”). The MIA acquisition has been determined to be a significant business combination and has been valued under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805 – Business Combinations. The fair value of the equity issued was valued based on the closing price of the Company’s stock on the date of acquisition, pursuant to FAS 141R. The Company recorded the DT Australia Note as a Current Liability as it is due and payable within 90 days of the closing.

The Company will be required to provide additional financial information in connection with the acquisition of MIA pursuant to Item 2.01 and Item 9.01 of Current Report on Form 8-K. The information in this Current Report on Form 8-K does not constitute the Item 2.01 or Item 9.01 financial information, which the Company expects to provide within the time period permitted by such items.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Mandalay Digital Group, Inc. and Subsidiaries Consolidated Balance Sheet as of April 30, 2013 (unaudited) and December 31, 2012 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.
Dated: May 31, 2013	By:	/s/ Peter Adderton
Peter Adderton Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Mandalay Digital Group, Inc. and Subsidiaries Consolidated Balance Sheet as of April 30, 2013 (unaudited) and December 31, 2012 (unaudited)